                              AMENDED AND RESTATED
                       VOTING AND CONTRIBUTION AGREEMENT
                       ---------------------------------

     THIS AMENDED AND RESTATED VOTING AND CONTRIBUTION AGREEMENT (this "Agreement") dated as of November 28, 2001 by and among Anam LLC, a Delaware limited liability company (together with its assignees or designees, the "Company"), and the other signatories hereto (together with any Additional Stockholders (as defined below), the "Stockholders").

                              W I T N E S S E T H

     WHEREAS, the Company, George L. Ruff and William T. O'Donnell, Jr. entered into a Voting and Contribution Agreement dated as of April 16, 2001 (the "Original Agreement") to which, pursuant to a Joinder Agreement dated as of April 13, 2001, Beth O'Donnell agreed to become a party thereto and, pursuant to a Joinder Agreement dated as of April 19, 2001, the BTM Irrevocable Trust UA dated 09/08/89 agreed to become a party thereto, and the Company and the Stockholders desire to enter into this Agreement to amend and restate the Original Agreement as set forth herein;

     WHEREAS, concurrently with the execution and delivery of the Original Agreement, NextHealth, Inc., a Delaware corporation ("NextHealth") entered into an Agreement and Plan of Merger dated as of April 16, 2001 (the "Original Merger Agreement") with the Company and NHI Acquisition Corp., a Delaware corporation which is a wholly-owned subsidiary of the Company ("NHI"), pursuant to which NHI shall merge with and into NextHealth (the "Merger"), upon the terms and conditions set forth therein;

     WHEREAS, concurrently with the execution and delivery of this Agreement, NextHealth, the Company and NHI are entering into a First Amendment to Agreement and Plan of Merger dated as of the date hereof (the "First Amendment") which amends, among other things, the consideration to be paid by the Company in connection with the Merger (the Original Merger Agreement as so amended by the First Amendment, the "Merger Agreement");

     WHEREAS, each Stockholder severally desires that the Company, NHI and NextHealth consummate the Merger and the other transactions contemplated by the Merger Agreement;

     WHEREAS, each Stockholder owns beneficially and of record and have the sole power to vote and dispose of the number of shares of Common Stock, par value $.01 per share, of NextHealth ("NextHealth Common Stock") set forth under the caption "Shares Owned," opposite its name on Schedule I hereto (such shares of NextHealth Common Stock owned by the Stockholders or acquired or otherwise received after the date hereof being referred to herein as the "Shares");

     WHEREAS, opposite each Stockholder's name on Schedule I hereto under the caption "Options Owned" is the number of shares of NextHealth Common Stock acquirable pursuant to stock options owned by it (such stock options owned by the Stockholders being refereed to herein as the "Options");

     WHEREAS, each Stockholder severally desires to contribute its shares of NextHealth Common Stock to the Company as part of a transaction that is intended to qualify as exchanges under section 721 of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, the Company has entered into an Amended and Restated Memorandum of Understanding dated as of the date hereof (the "Amended and Restated Memorandum of Understanding") with TRIOD LLC, a Delaware limited liability company ("TRIOD"), certain of the Stockholders and ODE, L.L.C., which sets forth the understanding of the parties thereto with respect to the management of the Company and TRIOD, and the transactions and agreements expected to be entered into in connection with the Merger, including those relating to the sources of funds to finance the Merger;

     WHEREAS, as a condition to its willingness to enter into the First Amendment and the Amended and Restated Memorandum of Understanding, the Company has requested that the Stockholders enter into this Agreement; and

     WHEREAS, from time to time prior to the consummation of the Merger, additional stockholders of NextHealth (the "Additional Stockholders") may be joined to this Agreement either in substitution of or in addition to, the Stockholders, in each case subject to the terms and conditions herein described, by executing and delivering to the Company a copy of the Joinder Agreement in the form attached hereto as Exhibit A.
                            ---------

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01.  Capitalized Terms.  Certain capitalized terms used and not
                    -----------------
otherwise defined herein have the meanings ascribed to them in the Merger Agreement. Unless the context otherwise requires, such terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

                                   ARTICLE II

                               VOTING AGREEMENTS

     SECTION 2.01.  Stockholder Meetings. Each Stockholder agrees that at any
                    --------------------
meeting of stockholders of NextHealth called to vote upon the Merger or the Merger Agreement, or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval of the stockholders of NextHealth with respect to the Merger, the Merger Agreement or any of the other transactions contemplated thereby or hereby is sought, such Stockholder shall cause its Shares to be present for quorum purposes and to vote (or caused to be voted) its Shares in favor of the terms thereof and each of the other transactions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof. Each Stockholder hereby grants to the Company a proxy to vote all of the Shares then beneficially owned by such Stockholder as indicated in this Section 2.01. Each Stockholder agrees that this proxy shall be irrevocable and coupled with an interest, agrees to take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to any of the Shares.

     SECTION 2.02.  Competing Transaction.  Subject to the provisions of Article
                    ---------------------
VI, each Stockholder agrees that at any meeting of stockholders of NextHealth, or at any adjournment thereof, or in any other circumstances upon which their vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) its Shares against (i) any Takeover Proposal and (ii) any amendment of NextHealth's Certificate of Incorporation or By-laws or other proposal or transaction involving NextHealth or any of its Subsidiaries which amendment or other proposal or transaction would in any manner impede, interfere with, materially delay, frustrate, prevent or nullify or result in a breach of any covenant, representation or warranty or any other obligation or agreement of NextHealth or any Stockholder under or with respect to, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or by this Agreement.

                                  ARTICLE III

                                  CONTRIBUTION

     SECTION 3.01.  Contribution of Shares by Stockholders.  Each Stockholder
                    --------------------------------------
agrees that immediately prior to the Effective Time of the Merger, each such Stockholder shall contribute the number of Shares, if any, listed opposite such Stockholder's name under the caption "Shares Owned" on Schedule I hereto (and, to the extent that any of such Stockholder's Options are exercised prior to the Effective Time, each such Stockholder also shall contribute such Shares received upon such exercise) to the Company. The Company shall issue to each contributing Stockholder a proportionate membership interest in the Company ("Company Interest"). Upon the issuance of Company Interests pursuant to this
Section 3.01, each contributing Stockholder agrees to become a member of the Company and become bound by the terms and conditions of the Limited Liability Agreement of the Company (the "Company Agreement").

     SECTION 3.02.  Termination of Options.  Each Stockholder agrees that
                    ----------------------
immediately prior to the Effective Time, the Options, if any, listed opposite such Stockholder's name under the caption "Options Owned" on Schedule I hereto shall be cancelled pursuant to Section 2.4 of the Merger Agreement, except to the extent that such Options are exercised prior to the Effective Time, in which case such Stockholder also shall contribute to the Company in accordance with
Section 3.01 hereof, the Shares received upon such exercise. In consideration for cancellation, the Company shall, in accordance with Section 2.4 of the Merger Agreement, pay, or cause to be paid, to such Stockholder an amount in respect of such Options equal to the product of (x) the excess of the Per Share Merger Consideration over the exercise price thereof and (y) the number of shares of NextHealth Common Stock subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Representations and Warranties of the Stockholders.  Each of
                    --------------------------------------------------
the Stockholders severally and not jointly represents and warrants to the Company as follows:

     (a)  Power, Organization and Standing.  Such Stockholder has all requisite
          --------------------------------
power and authority to enter into and perform its obligations under this Agreement and, if such Stockholder is not a natural person, such Stockholder is duly organized, validly existing and in good standing under the laws of its state of organization. Such Stockholder is either an individual (who is not a non-resident alien described in Section 1361(b)(1)(C) of the Code), estate, exempt organization described in Section 401(a) or 501(c)(3) of the Code, or a trust described in Section 1361(c)(2)(A) of the Code.

     (b)  Authority and Capacity.  The execution and delivery of this Agreement,
          ----------------------
and the performance by such Stockholder of its obligations hereunder, have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due execution and delivery hereof by the Company, this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

     (c)  Ownership.  Such Stockholder is the record and beneficial owner of,
          ---------
and has good and valid title to, the number of Shares and Options listed opposite such Stockholder's name under the captions "Shares Owned" and "Options Owned," respectively, on Schedule I hereto, free and clear of all Liens or other adverse interests (including any restrictions on the right to vote, sell or otherwise dispose of such Shares and Options). Except for this Agreement and as otherwise indicated on Schedule I hereto, there are no outstanding warrants, subscriptions, rights (including preemptive rights), options, calls, commitments or other agreements or Liens or other adverse interests to encumber, purchase or acquire any of the Shares or Options of such Stockholder or securities convertible into or exchangeable for the Shares of such Stockholder. Except as indicated in Schedule I hereto, neither such Stockholder nor any of its "affiliates" or "associates" (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) holds either of record or beneficially any securities, capital stock, warrants, subscriptions, rights (including preemptive rights), options, calls, commitments or other instruments of NextHealth or any of NextHealth's Subsidiaries other than such Stockholder's Shares. Except as indicated in Schedule I hereto, such Stockholder has the exclusive power to vote such Shares.

     (d)  No Conflict.  The execution of this Agreement and the consummation of
          -----------
the transactions contemplated hereby will not require notice to, or the consent of, any party to any contract to which such Stockholder is a party or by which it is bound, or the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, except for
(i) approvals of, or filings or registrations with the FTC and DOJ pursuant to HSR, (ii) the filing of the Certificate of Merger pursuant to the DGCL, (iii) compliance with any applicable requirement of the Exchange Act, (iv) such consents, if any, as set forth in Schedule 4.3 to the Merger Agreement or (v)
                                  ------------
where failure to make such filing or registration, give such notice or receive such permit, consent or approval would not reasonably be expected to prevent or materially delay consummation of the transactions contemplated hereby. Assuming that the notices, consents and approvals referred to in the preceding sentence have been given, made or obtained and remain effective, the execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any material applicable laws, (ii) result in a breach or violation of any provision of, constitute a default under, or result in the termination of, or an acceleration of indebtedness or creation of any Lien under, any contract to which such Stockholder is a party or by which it or its Shares are bound or (iii) conflict with or violate any provision of the organizational or similar documents of such Stockholder.

     (e)  Brokers, Finders, etc.  No agent, broker, investment banker, financial
          ---------------------
advisor, or other Person (other than fees and expenses of which are the responsibility of the Company or NHI) is entitled to any brokerage commission, finder's fee or like payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholders.

     (f)  Investment Representations.  Each Stockholder:
          --------------------------

          (i) is an "accredited investor," as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act");

          (ii) has had access to such financial and other information, and has been afforded the opportunity to ask questions of representatives of the Company, and to receive answers to those questions, as it has deemed necessary in connection with its acquisition of a Company Interest pursuant to this Agreement;

          (iii) acknowledges that the Company Interest that will be acquired pursuant to this Agreement is being acquired in a transaction not involving any public offering within the meaning of the Securities Act, and the Company Interest has not been, and may never be, registered under the Securities Act;

          (iv) agrees not to offer, sell, transfer or otherwise dispose of the Company Interest acquired pursuant to this Agreement in the absence of registration under the Securities Act unless it delivers to the Company an opinion of counsel reasonably satisfactory to the Company, in form and substance satisfactory to the Company, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act and under applicable state securities and blue sky laws;

          (v) acknowledges that unless and until the Company Interest acquired pursuant to this Agreement shall have been registered under the Securities Act, the Company Agreement governing such Company Interest will bear a legend to the following effect:

     THE MEMBERSHIP INTERESTS (THE "INTERESTS") IN THIS LIMITED LIABILITY COMPANY (THE "COMPANY") HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. HOLDERS OF INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD OF TIME. THE INTERESTS HAVE NOT BEEN REGISTERED (i) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), OR (ii) ANY STATE SECURITIES LAW (A "STATE ACT"), AND NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE FEDERAL ACT AND ANY APPLICABLE STATE ACT AND WITH THE TERMS AND CONDITIONS OF ARTICLE VII OF THIS AGREEMENT, WHICH RESTRICTS THE TRANSFER OF INTERESTS, OR IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT AND APPLICABLE STATE ACT OR AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE COMPANY'S RECORDS WILL CONTAIN APPROPRIATE "STOP TRANSFER" INSTRUCTIONS RELATED TO THE ABOVE RESTRICTIONS ON TRANSFER.

          (vi) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the Company Interest pursuant to this Agreement and is able to bear the economic risk of a loss of an investment in such Company Interest and is not acquiring such Company Interest with a view to the distribution thereof or any present intention of offering or selling any thereof in a transaction that would violate the Securities Act or the securities laws of any state or any other applicable jurisdiction; and

          (vii) has been advised by its own counsel with respect to this Agreement and the tax implications of the contributions and transactions contemplated hereby.

     (g) Stockholders Agreement.  As contemplated by the Amended and Restated
         ----------------------
Memorandum of Understanding, such Stockholder acknowledges and agrees that on the Closing Date, the Company shall dissolve and such Stockholder will receive a proportionate share of the stock of the Surviving Corporation then held by the Company, and such Stockholder shall enter into a stockholders agreement by and among the Surviving Corporation and the stockholders of the Surviving Corporation named therein (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, such Stockholder shall agree, among other things, to execute a consent to the Surviving Corporation's election to be treated as a "small business corporation" for Federal income tax purposes under Section 1362 of the Code (and any similar state tax provision), effective for the taxable year beginning January 1, 2003, and agree to not take any action that would result in the revocation or termination of such election. Such Stockholder further acknowledges and agrees that the stock of the Surviving Corporation to be issued to such Stockholder as contemplated by the Amended and Restated Memorandum of Understanding shall be subject to the Stockholders Agreement.

     SECTION 4.02.  Representations and Warranties of the Company.  The Company
                    ---------------------------------------------
hereby represents and warrants to each of the Stockholders as follows:

     (a)  Organization, Standing and Power.  The Company is duly organized,
          --------------------------------
validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to enter into and perform its obligations under this Agreement.

     (b)  Authority and Capacity.  The execution and delivery of this Agreement,
          ----------------------
and the performance by the Company of its obligations hereunder, have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered on behalf of the Company and, assuming the due execution and delivery hereof by the Stockholders, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (c)  No Conflict.  The execution of this Agreement and the consummation of
          -----------
the transactions contemplated hereby will not require notice to, or the consent of, any party to any contract to which the Company or any of its affiliates is a party or by which any of them is bound, or the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, except for (i) approvals of, or filings or registrations with the FTC and DOJ pursuant to HSR, (ii) the filing of the Certificate of Merger pursuant to the DGCL, (iii) compliance with any applicable requirement of the Exchange Act, (iv) such consents, if any, as set forth in Schedule 4.3 to the Merger Agreement or (v) where failure to make such
         ------------
filing or registration, give such notice or receive such permit, consent or approval would not reasonably be expected to prevent or materially delay consummation of the transaction's contemplated hereby. Assuming that the notices, consents and approvals referred to in the preceding sentence have been given, made or obtained and remain effective, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any material applicable laws, (ii) result in a breach or violation of any provision of, or constitute a default under, any contract to which the Company is a party or by which it is bound or (iii) conflict with any provision of the Company Agreement or the Certificate of Formation of the Company.

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.01.  No Solicitation.  Each Stockholder agrees that it shall not,
                    ---------------
nor shall it authorize or permit any Affiliate, agent, partner or employee of, or any investment banker, attorney or other advisor or representative of, such Stockholder to, directly or indirectly, (i) solicit or initiate, or encourage any inquiries regarding or the submission of, any Takeover Proposal (including without limitation any proposal or offer to NextHealth's stockholders) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. Notwithstanding the foregoing, a Stockholder may (A) furnish nonpublic information with respect to NextHealth to the person who made such Takeover Proposal and (B) participate in negotiations with such person regarding such Takeover Proposal, if such Stockholder is instructed in writing to do so by the Board of Directors of NextHealth; provided that it is understood that this Section 5.01 shall not be deemed to have been violated if in response to an unsolicited inquiry, such Stockholder states solely that he or she is subject to the limits of this Agreement and provides only public information in response to such unsolicited inquiry.

     SECTION 5.02.  No Transfer; No Inconsistent Arrangements.  Each Stockholder
                    -----------------------------------------
agrees that it shall not (including by way of any gift, sale, pledge or other disposition, including without limitation in connection with foreclosures by lenders secured by pledges of Shares or Options) (i) transfer, sell or pledge, encumber, assign or otherwise dispose of, or consent to the transfer or pledge of, any or all of the Shares or Options owned by it or of any interest therein,
(ii) enter into any contract, option or other agreement or understanding with respect to any such transfer of any such Shares or Options, or any interest therein or result in the imposition of any Lien, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to any such Shares or Options, except pursuant to this Agreement, (iv) deposit any such Shares or Options into a voting trust or enter into a voting agreement or arrangement with respect to any such

Shares or Options or (v) take any action that would in any way restrict, limit or interfere or in any way be inconsistent with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

     SECTION 5.03.  Further Assurances.  From time to time, whether before, at,
                    ------------------
or after the Closing, each party hereto agrees to execute and deliver, or cause to be executed and delivered, such additional instruments, certificates and other documents, and to take such other action, as may be necessary or advisable in order to carry out the terms and provisions of this Agreement and the transactions contemplated hereby (including voting the Shares in favor of any such transaction) or to cause the elimination of any circumstance that would cause a condition under Article V hereof not to be satisfied on the Closing Date.

     SECTION 5.04.  Notice of Certain Events.  The Company and each Stockholder
                    ------------------------
agrees to notify each other party hereto promptly of (a) any event or condition that, with or without notice or lapse of time, would or could reasonably be expected to cause any of the representations and warranties made by such party herein to be no longer complete and accurate as of any date on or before the Closing Date, or (b) any failure, with or without notice or lapse of time, on the part of such party to comply with any of the covenants or agreements on its part contained herein at any time on or before the Closing Date.


                                   ARTICLE VI

                            CONDITIONS PRECEDENT TO
                         OBLIGATIONS UNDER ARTICLE III

     SECTION 6.01.  Stockholders' Conditions.  The obligation of each of the
                    ------------------------
Stockholders pursuant to Article III shall be subject to the satisfaction or waiver on the Closing Date of each of the following conditions precedent:

     (a) No Injunctions or Restraints.  No temporary restraining order or
         ----------------------------
preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the transactions contemplated by this Agreement shall be in effect.

     (b) No Violation of Law.  The performance of the obligations of each of the
         -------------------
Stockholders pursuant to Article III shall not constitute a violation of any laws.

     (c) Representations and Warranties.  The representations and warranties of
         ------------------------------
the Company set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date an as of the date hereof, as though made on and as of the Closing Date.

     (d) Covenants and Agreements.  The Company shall have performed, in all
         ------------------------
material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with it at or prior to the Closing Date.

     (e) Merger Agreement.  Each of the conditions to closing contained in the
         ----------------
Merger Agreement shall have been satisfied or waived.

     (f) Stockholders Agreement.  The Surviving Corporation shall have executed
         ----------------------
and delivered the Stockholders Agreement to the Stockholders.

     SECTION 6.02.  The Company's Conditions.  The obligation of the Company
                    ------------------------
pursuant to Article III shall be subject to the satisfaction or waiver on the Closing Date of each of the following conditions precedent:

     (a) No Injunctions or Restraints.  No temporary restraining order or
         ----------------------------
preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the transactions contemplated by this Agreement shall be in effect.

     (b) No Violation of Law.  The performance of the obligations of the Company
         -------------------
pursuant to Article III shall not constitute a violation of any laws.

     (c) Representations and Warranties.  The representations and warranties of
         ------------------------------
the Stockholders set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date.

     (d) Covenants and Agreements.  Each of the Stockholders shall have
         ------------------------
performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with it at or prior to the Closing Date.

     (e) Merger Agreement.  Each of the conditions to closing contained in the
         ----------------
Merger Agreement shall have been satisfied or waived.

     (f) Certificates for Shares.  Each Stockholder shall have delivered to the
         -----------------------
Company certificates evidencing its Shares with all necessary endorsements, free and clear of all Liens.

     (g) Stockholders Agreement.  Each Stockholder shall have executed and
         ----------------------
delivered the Stockholders Agreement.


                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     SECTION 7.01.  Termination.  This Agreement shall terminate without any
                    -----------
further action on the part of the Company or any of the Stockholders (i) if the Closing has occurred, (ii) if the Merger has been consummated in accordance with the terms of the

Merger Agreement, or (iii) if the Merger Agreement has been terminated in accordance with Article 7 thereunder.

     SECTION 7.02.  Effect of Termination.  In the event this Agreement shall
                    ---------------------
have been terminated in accordance with Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto.

     SECTION 7.03.  Amendment.  This Agreement and Schedule I hereto may not be
                    ---------
amended except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. At any time prior to the Closing Date, any party hereto which is entitled to the benefits hereof may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracy in the representations and warranties of any other party contained herein, in Schedule I hereto, or in any document delivered pursuant hereto, and (c) subject to applicable law, waive compliance with any of the agreements of any other party hereto or any conditions contained herein. Any agreement on the part of any of the parties hereto to any such extension or waiver (i) shall be valid only if set forth in an instrument in writing signed and delivered on behalf of each such party, and (ii) shall not be construed as a waiver or extension of any subsequent breach or time for performance hereunder.


                                  ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.01.  Notices.  All notices, requests, claims, demands and other
                    -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to the Company, to:

     c/o Jack A. Shaffer & Company, LLC
     410 Park Avenue, Suite 430
     New York, New York 10022
     Attention:  George L. Ruff

     with copies to:

     Sonnenschein Nath & Rosenthal
     8000 Sears Tower
     Chicago, Illinois 60606
     Attention:  Eric R. Decator, Esq.

     and:

     Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
     Suite 2600
     Tower at Erieview
     1301 East Ninth Street
     Cleveland, Ohio 44114-1824
     Attention:  Irv Berliner, Esq.

     (b) if to the Stockholders, to their respective addresses set forth on
Schedule I hereto.

     SECTION 8.02.  Interpretation.  When a reference is made in this Agreement
                    --------------
to an Article or Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement are transactions contemplated by this Agreement.

     SECTION 8.03.  Severability.  If any provision of this Agreement or the
                    ------------
application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a valid, legal and enforceable provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible or practicable under the circumstances.

     SECTION 8.04.  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.05.  Entire Agreement; No Third-Party Beneficiaries.  This
                    ----------------------------------------------
Agreement, the Merger Agreement and the Company Agreement constitute the entire agreements, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of these agreements and none of this Agreement, the Merger Agreement or the Company Agreement is intended to confer upon any person other than the parties any rights or remedies thereunder.

     SECTION 8.06.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                    -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW.

     SECTION 8.07.  Assignment.  Neither this Agreement nor any of the rights,
                    ----------
interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.08.  Enforcement.  The parties agree that irreparable damage
                    -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Illinois or in any Illinois state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Illinois or any Illinois state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Illinois.

     SECTION 8.09.  Stockholder Capacity.  Notwithstanding anything herein to
                    --------------------
the contrary, the Stockholders enter into this Agreement solely in their respective capacities as stockholders of NextHealth. No person executing this Agreement who is a director or officer of NextHealth shall be deemed to make any agreement herein in his or her capacity as director or officer of NextHealth. Nothing herein shall limit or affect (a) actions taken by any Stockholder in his or her capacity as director or officer of NextHealth or (b) the rights and remedies the Company may have other than pursuant to this Agreement in respect of such conduct undertaken in the capacity of director or officer of NextHealth.

                           [signature pages follow]

     IN WITNESS WHEREOF, each of the parties hereto has signed this Amended and Restated Voting and Contribution Agreement as of the date first above written.


                              ANAM LLC, a Delaware limited liability company


                              By:  /s/ William T. O'Donnell, Jr.
                                   --------------------------------------------
                              Name: William T. O'Donnell, Jr.
                              Title: President and Chief Executive Officer

                              STOCKHOLDERS


                              /s/ George L. Ruff
                              -------------------------------------------------
                              GEORGE L. RUFF


                              /s/ William T. O'Donnell, Jr.
                              -------------------------------------------------
                              WILLIAM T. O'DONNELL, JR.


                              /s/ Beth O'Donnell
                              -------------------------------------------------
                              BETH O'DONNELL

                              BTM IRREVOCABLE TRUST UA DATED 09/08/89



                              /s/ John R. O'Donnell
                              -------------------------------------------------
                              By: John R. O'Donnell, Trustee

                                  SCHEDULE I
                                  ----------
                                      TO
                                      --
                             AMENDED AND RESTATED
                             --------------------
                       VOTING AND CONTRIBUTION AGREEMENT
                       ---------------------------------


Name and Address
of Stockholder                Shares Owned   Options Owned
-----------------             ------------   -------------

William T. O'Donnell, Jr.        2,185,917         135,500
c/o ODE, L.L.C.
144 Green Bay Road
Winnetka, Illinois 60093

George L. Ruff                          -0-         30,500
c/o Jack A. Shaffer
  & Company, LLC
410 Park Avenue, Suite 430
New York, New York 10022

Beth O'Donnell                     500,000*             -0-
1 Fifth Avenue, Apt. 18G
New York, New York 10003

BTM Irrevocable Trust UA           195,637              -0-
  dated 09/08/89
c/o John R. O'Donnell, Trustee
144 Green Bay Road
Winnetka, Illinois  60093

*Subject to a Voting Trust Agreement, dated December 30, 1999, pursuant to which William T. O'Donnell, Jr. may exercise the voting rights of such Shares in his sole discretion.

                                   EXHIBIT A
                                   ---------
                                       TO
                                       --
                              AMENDED AND RESTATED
                              --------------------
                       VOTING AND CONTRIBUTION AGREEMENT
                       ---------------------------------


                               JOINDER AGREEMENT


          The undersigned hereby agrees, effective as to the date hereof, (i) to become a party to that certain Amended and Restated Voting and Contribution Agreement (the "Agreement") dated as of November 28, 2001 by and among Anam LLC, a Delaware limited liability company (the "Company"), and the other parties named therein, (ii) that for all purposes of the Agreement, the undersigned shall be included within the term "Additional Stockholder" (as defined in the Agreement), and (iii) that Schedule I to the Agreement shall be amended hereby to include the information contained on Schedule I hereto.

          The undersigned's name and address, "Shares Owned" and "Options Owned" (as such terms are defined in the Agreement) are listed on Schedule I attached hereto.


                                                    ADDITIONAL STOCKHOLDER


                                                    ___________________________


                                                    Name:______________________


Dated:____________________

                                   SCHEDULE I
                                   ----------
                                       TO
                                       --
                               JOINDER AGREEMENT
                               -----------------


Name and Address
of Additional Stockholder     Shares Owned        Options Owned
-------------------------     ------------        -------------


                                      -3-